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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Harvard Bioscience, Inc., and subsidiaries:

We consent to the use of our report dated February 15, 2002, with respect to the consolidated balance sheets of Harvard Bioscience, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) 141, "Business Combinations" and certain provisions of SFAS 142, "Goodwill and Other Intangible Assets" as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

/s/ KPMG LLP

KPMG LLP
Boston, Massachusetts
August 29, 2002